Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2020, relating to the consolidated financial statements of Origin Agritech Limited and its subsidiaries and variable interest entities (“Company”), appearing in the Company’s Annual Report on Form 20-F as of and for the year ended September 30, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ B F Borgers CPA PC

B F Borgers CPA PC

Lakewood, Colorado

April 16, 2020